ENTERGY ENTERPRISES, INC.
                         BALANCE SHEET
                      AS OF JUNE 30, 1999
                          (UNAUDITED)


                    ASSETS

 PROPERTY
 Furniture and Equipment                          $  4,766,571.28
 Construction in Process                                 9,085.62
                                                  ---------------
      Total Property                                 4,775,656.90

 INVESTMENTS
 Investment in EOSI                                    311,587.59
                                                  ---------------
     Total Investments                                 311,587.59

 CURRENT & ACCRUED ASSETS
 Cash                                                  208,041.65
 Working Funds/Travel Advances                         267,901.15
 Special Deposits                                      337,893.23
 Temporary Cash Investments                         15,102,796.45
 Accounts Receivable                                    71,226.61
 Accounts Receivable - Associate Companies           9,520,411.09
 Notes Receivable                                    2,052,590.54
 Accrued Interest                                        7,818.96
 Prepayments and Other                                 399,719.39
                                                  ---------------
      Total Current and Accrued Assets              27,968,399.07

 DEFERRED DEBITS
 Accumulated Deferred Income Tax-Fed & State        16,522,156.84
 Miscellaneous Deferred Debits                      (4,055,740.47)
                                                  ---------------
      Total Deferred Debits                         12,466,416.37

           Total Assets                           $ 45,522,059.93
                                                  ===============

These are interim financial statements prepared without notes.

                     ENTERGY ENTERPRISES, INC.
                           BALANCE SHEET
                        AS OF JUNE 30, 1999
                            (UNAUDITED)

                     CAPITAL

 Common Stock                                          $57,400,000.00
 Additional Paid-in Capital                             20,000,000.00
 Miscellaneous Paid-in Capital                         173,000,000.00
 Retained Earnings                                    (230,727,777.69)
                                                      ---------------
      Total Capital                                     19,672,222.31

                   LIABILITIES

 CURRENT & ACCRUED LIABILITIES
 Accounts Payable                                        4,419,639.26
 Accounts Payable to Associate Companies                11,653,399.02
 Taxes Accrued                                          (9,175,114.15)
 Miscellaneous Current & Accrued Liabilities             3,678,876.41
                                                      ---------------
      Total Current & Accrued Liabilities               10,576,800.54

 LONG TERM LIABILITIES
 Advances from Associate Company - Entergy Corp.        14,500,000.00
                                                      ---------------
      Total Long Term Liabilities                       14,500,000.00

 DEFERRED CREDITS
 Other Deferred Credits                                    773,037.08
                                                      ---------------
      Total Deferred Credits                               773,037.08
                                                      ---------------

      Total Liabilities                                 25,849,837.62
                                                      ---------------

           Total Capital & Liabilities                $ 45,522,059.93
                                                      ===============

These are interim financial statements prepared without notes.

                     ENTERGY ENTERPRISES, INC.
                         INCOME STATEMENT

                 THREE MONTHS ENDED JUNE 30, 1998
                            (UNAUDITED)


                     REVENUE
 Services Rendered Non-Associates                    $     12,600.00
 Services Rendered Associates                          13,679,665.81
 Interest Income                                          260,683.85
                                                     ---------------
      Total Revenue                                    13,952,949.66

                     EXPENSES
 Operation & Maintenance Expense
   Operation Expenses                                      75,559.80
   Maintenance Expenses                                    12,861.16
                                                     ---------------
     Total Operation & Maintenance  Expenses               88,420.96

 General & Administration Expenses
   Salaries, Wages and Benefits                         9,233,754.03
   Outside Services                                    10,995,325.26
   Rent                                                   806,353.40
   Administrative and General                           7,751,069.91
   Active Development Credit                             (891,147.77)
                                                     ---------------
     Total Administrative and General Expense          27,895,354.83

 Taxes Other Than Income                                  272,335.88
 Depreciation and Amortization                            499,663.59
 Miscellaneous Expenses                                     4,288.18
                                                     ---------------
      Total Expenses                                   28,760,063.44

 Interest Expense                                               1.07
                                                     ---------------

 Income (Loss) Before Income Taxes                    (14,807,114.85)

 Income Taxes -  (Benefit)                             (3,346,867.41)
 Provision for Deferred Income Taxes                     (109,075.94)
                                                     ---------------
     Total Income Taxes                                (3,455,943.35)
                                                     ---------------

 Net Income (Loss)                                   $(11,351,171.50)
                                                     ===============

These are interim financial statements prepared without notes.